Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                        SOUTHERN DISTRICT OF FLORIDA WEST
                              PALM BEACH DIVISION

                              www.flsb.uscourts.gov
                              ---------------------

IN RE:

EPICUS COMMUNICATIONS                                  CASE NO. 04-34915-BKC-PGH
GROUP INC:

EPICUS, INC.,                                          CASE NO. 04-34916-BKC-PGH
                                                       CHAPTER 11
            Debtors.                                   Jointly Administered
                                                       --------------------



               DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



                                                FURR AND COHEN, P.A.
                                                Attorneys for Debtor
                                                By: Robert C. Fury,
                                                Esquire By: Alvin S. Goldstein,
                                                Esquire 2255 Glades Road
                                                One.Boca Place, Suite 337W
                                                Boca Raton, FL 33431
                                                (561) 395-0500 (561)338-7532-fax
                                                E-mail: rfurr@furrcohen.com
                                                ---------------------------
                                                E-mail: agoldstein@furrcohen.com
                                                --------------------------------

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF FLORIDA
-----------------------------------------------------------X
In re
Case No. 04-34915-BKC-PGH
   EPICUS COMMUNICATIONS

   GROUP, INC., et al.,                                   Chapter 11

                                                          (Jointly Administered)
Debtors.
-----------------------------------------------------------X

         DEBTORS' JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE.
                                BANKRUPTCY CODE

     Epicus Communications Group, Inc. and Epicus, Inc., as debtors and debtors in possession, propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                    ARTICLE I
                      DEFINITIONS AND CONSTRUCTION OF TERMS
                      -------------------------------------

          Definitions. As used herein, the following terms have the respective meanings specified below:

          1.01 Access Provider means an entity providing telecommunications services to the Debtors pursuant to an executory contract or a tariff filed by such entity with the Federal Communications Commission or a relevant state commission.

          1.02 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the, conduct of their businesses, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code. Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code shall be excluded from the definition of Administrative Expense Claim and shall be paid in accordance with
Section 14.05 of the Plan.

          1.03 Allowed  means,  with reference to any Claim against the Debtors,
(i) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any Claim allowed hereunder, (iii) any Claim that is not Disputed, (iv) any Claim that is . compromised, settled, or otherwise resolved pursuant to the authority granted to the Plan Trustee or Reorganized Epicus Communications pursuant to a Final Order of the Bankruptcy Court or under the Plan, or (v) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court,, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for any-purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

          1.04 Aptek means Aptek, Inc. and/or Aptek Communication Products, as

          1.05 Assumed Executor Contracts and Leases shall mean those executory contracts and leases that are to be assumed by Epicus and assigned to Reorganized Epicus Communications as provided for in Section 5.01 and Article IX of the Plan.

          1.06 Avoidance Actions means the Causes of Action, and any other avoidance or equitable subordination or recovery actions under sections 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code, excepting any Causes of Action or any other avoidance or equitable subordination or recovery action under sections 105, 502(d), 510, 542 through 551, and - 553 of the Bankruptcy Code that the Debtors and/or Debtors in Possession may claim or assert against The NIR Group, BellSouth, the Haryman Parties which have been released pursuant to the Plan.

          1.07 Ballot means the form distributed to each holder of an impaired Claim that is entitled to vote to accept or reject the Plan on which is to be indicated (i) acceptance or rejection of the Plan.

          1.08 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11. Cases.

          1.09 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Florida having jurisdiction over the Chapter 11 Cases.

          1.10 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

          1.11 BellSouth means BellSouth Telecommunications, Inc.

          1.12 BellSouth Cure Claim means BellSouth's Claim in the amount of $1,929,356.96 as of the Petition Date.

          1.13 Benefit Plans means those plans offered by Epicus for the benefit of its employees, including but not limited to, pension plans, health insurance plans, workers' compensation plans, profit sharing plans, stock bonus plans or any other employee benefit plans, severance benefit plans, earned but unpaid salary plans, accrued but unpaid vacation day plans, accrued but unpaid medical and dental expense plans and other accrued welfare benefit, compensation, or retiree medical plans:

          1.14 Business Day means any day other than a Saturday, Sunday, or any other day on which commercial banks in Miami, Florida are required or authorized to close by law or executive order: -

          1.15 Cash means legal tender of the United States of America.

          1.16 Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing of hereafter arising, in law, equity, or otherwise, based in whole or in part upon any actor omission or other event occurring prior to the Commencement Date or during the course of the Chapter I l Cases, including through the Effective Date:

          1.17 Chapter 11 Cases means the two cases under chapter 11 of the Bankruptcy Code commenced by the Debtors styled In re Epicus Communications Group, Inc., Chapter l l Case No. 04-34915-BKC-PGH and In re Epicus, Chapter 11 Case No. 04-34916-BKC-PGH which are currently pending in the Bankruptcy Court.

          1.18 Claim shall have the meaning set forth in section 101 of the Bankruptcy

          1.19 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

          1.20 Collateral means any property or interest in property of the estate of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

          1.21 Commencement Date means October 25, 2004.

          1.22 Committee means the statutory committee of unsecured creditors appointed in the Epicus Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

          1.23 Confirmation means the date that the Bankruptcy Court has entered the Confirmation Order.

          1.24 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the, Confirmation Order on the docket.

          1.25 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.


          1.26 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

          1.27 Convenience Claim means any General Unsecured Claim in any of the Chapter 11 Cases that is (i) Allowed in an amount of one thousand ($1,000) dollars or less or (ii) Allowed in an amount greater than one thousand ($1,000) dollars but which is reduced to one thousand ($1,000) dollars by an irrevocable written election of the holder of such Claim made on a properly delivered Ballot; provided, however, that any General Unsecured Claim that was originally Allowed in excess of one thousand ($1,000) dollars may not be subdivided into multiple General Unsecured Claims of one thousand ($1,000) dollars or less for purposes of receiving treatment as a Convenience Claim.

          1.28 Culpable Individual means any director, officer, or employee of the Debtors who, (i) in connection with any alleged pre-Commencement Date accounting improprieties, was discharged or whose resignation was accepted on account of such individual's knowledge of or participation in such accounting improprieties, (ii) is or has been convicted of a crime, found in fact in-any judicial or alternative dispute resolution proceeding to have committed fraud or to have received unjust enrichment, or is or has been sued by Epicus Communications or Epicus or any assignee on such grounds, or (iii) has ever failed to repay or, is otherwise in default of, any corporate loans from one or more of the Debtors.

          1.29 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

          1.30 Debtors means collectively, Epicus Communications and Epicus unless they are referred to individually.

          1.31 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

          1.32 Disputed means, with reference to any Claim, any Claim proof of which was timely and properly fled, and in such case or in the case of an Administrative Expense Claim, any Administrative Expense Claim or Claim which is disputed under the Plan or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed. A Claim that is Disputed by the Debtors as to its amount only, shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

          1.33 Disputed Claims Reserve means, in the event there exists any Disputed Claim on or after the Effective Date, Cash to be set aside by the Plan Trustee in a separate, interest-bearing account, in an amount sufficient to pay all such Disputed Claims in accordance with the provisions of this Plan, if such Disputed Claims become Allowed Claims, and to be maintained under this Plan, as set forth more fully in Article VI of this Plan.

          1.34 Distribution Notification Date means the day that is three (3) Business Days from and after the Confirmation Date.

          1.35 Effective Date means the first (1") Business Day on which the conditions specified in Section 12.01 of the Plan have been satisfied or waived.

          1.36 Epicus Communications means Epicus Communications Group, Inc., a Florida corporation:

          1.37 Epicus means Epicus, Inc., a Florida corporation.

          1.38 Epicus Collateral means all assets of Epicus pledged pre-petition as collateral to BellSouth.

          1.39 Epicus Payment means the payment of $100,000 to be made by Reorganized Epicus Communications to the Plan Trustee in consideration for Epicus' transfer of the Transferred Assets to Reorganized Epicus Communications.

          1.40 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in Epicus Communications or Epicus, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

          1.41 Excluded Records means all written materials that Epicus is required by law to retain and all organizational documentation of Epicus. -

          1.42 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, Reorganized Epicus Communications, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court: of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

          1.43   General   Unsecured   Claim  means  any  Claim  other  than  an
Administrative Expense Claim, Priority Claim, Convenience Claim, Secured Claim, The NIR Group Debenture Claim or Insider Subordinated Debt Claim.

          1.44 Governmental Entities shall mean any (a) federal, state, local, municipal, foreign or other government; (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any tribunal:.

          1.45 Haryman Parties means Gerard Haryman, Thomas Donaldson, Timothy Palmer, Aptek, any companies or other entities owned or controlled by Gerard Haryman and each of their respective agents, affiliates or entities under their control.

          1.46 Haryman Payment means the payment of $175,000 made by Gerard Haryman to the Plan Trustee, in consideration for a release of the estates' Avoidance. Actions and other causes of action against the Haryman Parties .

          1.47 Insider Subordinated Debt Claim shall mean the Claims in these Chapter 11 Cases of the Haryman Parties.

          1.48 Insured Claim means any Claim in these Chapter 11 Cases arising. from an incident or occurrence that is covered under the Debtors' insurance policies.

          1.49 Interconnection Agreements means those certain agreements between and among BellSouth and Epicus.

          1.50 Liabilities shall mean, as to any person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such person's balance sheets or other books and records:

          1.51 License shall mean any license, permit or other authorization issued to a Debtor by a Governmental Entity necessary to the operation of the Debtor's business.

Code.
1.52 Lien shall have the meaning set forth in section 101 of the Bankruptcy

          1.53 Newly Authorized Capital Stock means the common stock of Reorganized Epicus Communications authorized and to be issued pursuant to the Plan. The Newly Authorized Capital Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law and in the Reorganized Epicus Communications' Certificate of Incorporation and the Reorganized Epicus Communications' By-laws.

          1.54 New Debentures means the debentures purchased from Reorganized Epicus Communications by The NIR Group, or it designee, in conjunction with the Plan.

          1.55 The NIR Group means the company known as The NIR. Group, LLC, which; is the common ownership and management group associated with the hedge funds that owned certain debentures prior to the Commencement Date (these funds being AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners, II, LLC); and which is going to purchase new debentures of Reorganized Epicus Communications pursuant to the Plan.

          1.56  The  NIR   Group   Collateral   means   all   assets  of  Epicus
Communications and Epicus pledged pre-petition as collateral to The NIR Group.

          1.57 The NIR Group Payment means the payment of $25,000 made by The NIR Group to the Plan Trustee as part of the consideration for the releases of claims against The NIR Group given pursuant to Section 5.20 of the Plan.

          1.58 OAA means Ocean Avenue Advisors, LLC.

          1.59 Old Debentures means the debentures issued to The NIR Group prior to the Commencement Date.

          1.60 Old Debenture Documents means the debenture purchase agreements, registration rights agreements, security agreements and related documents associated with Epicus Communications' issuance of Old Debentures to The NIR Group.

          1.61 Old Equity means the holders of Equity Interests in Epicus Communications prior to the confirmation of the Plan.

          1.62 Old Equity Payment means the $25,000 paid by Gerard Haryman to Reorganized Epicus Communications on behalf of himself and all of the other holders of Equity Interests of Old Equity to be used by Reorganized Epicus Communications in accordance with the treatment provided for in Sections 4.04 and 4.08 of the Plan for -payment of Allowed Claims in Classes 4 and 8.

          1.63 Personal Injury Claim means any Claim in these Chapter 11 Cases against the Debtor, whether or not the subject of an existing lawsuit, arising from a personal injury or wrongful death allegation. A Personal Injury Claim may also be an Insured Claim.

          1.64 Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time.

          1.65 Plan Supplement means the document containing the forms of documents and schedules specified in the Plan.

          1.66 Plan Trust means the trust created pursuant to the Plan Trust Agreement on the-Effective Date in accordance with this Plan, the Confirmation Order and the Plan Trust Agreement, the purposes of which include, without limitation, (i) the receipt of the assets of Epicus; on behalf of and for the benefit of the holders of Class 5 and 9 Claims against Epicus under this Plan and otherwise to act as "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d), (ii) the sale, disposition, collection, or other realization of value of any kind whatsoever in respect of the assets transferred to the Plan Trust, (iii) the preservation and distribution of the consideration to be distributed to holders of Class 5 and 9 Claims against Epicus pursuant to the Plan, the Plan Trust Agreement, the Confirmation Order, or such other Order as may be entered by the Bankruptcy Court, (iv) the prosecution or settlement of objections to Disputed Claims against Epicus, (v) the prosecution or settlement of Avoidance Actions for the benefit of creditors of Epicus, and (vii) the performance of all other obligations pursuant to this Plan, the Plan Trust Agreement, and any other orders entered by the Bankruptcy Court.


          1.67 Plan Trust Agreement means the Plan Trust Agreement to be dated the Effective Date establishing the terms and conditions of the Plan Trust, substantially in the form found in Plan supplement in Schedule 6.01(A).

          1.68 Plan Trust Assets shall mean the assets transferred into the Plan Trust pursuant to the Plan, including but not limited to the Excluded Assets (defined in Section 5.02 of the Plan), the Avoidance Actions, the Epicus
Payment, the NIR Group Payment, the Haryman Payment and 7.5% of the Newly Authorized Capital Stock of Reorganized Epicus Communications.

          1.69 Plan Trust Expense Reserve means the reserve established for the payment of expenses incurred by the Plan Trustee in accordance with the obligations under the Plan and the Plan Trust Agreement.

          1.70 Plan Trustee means the trustee of the Plan Trust.

          1.71 Priority _Claim means any Claim in any of the Chapter 11 Cases, other than an Administrative Expense Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

          1.72 Pro Rata means, with respect to Allowed Claims within the same Class, the proportion that an Allowed Claim bears to the sum of (a) all Allowed Claims within such Class and (b) all Disputed Claims within such Class.

          1.73  Registration   Rights  Agreement  means  a  registration  rights
agreement to be entered into pursuant to Section 7.07 of the Plan.

          1.74 Registration Rights Holder means each holder of a New Debenture.

this Plan.
1.75 Released Parties means any party obtaining a release of liability under

          1.76  Reorganized  Epicus   Communications  means  the  Debtor  Epicus
Communications Group, Inc. on and after the Effective Date.



          1.77 Reorganized Epicus Communications By-laws means the amended and restated by-laws of Reorganized Epicus Communications, which' shall be in substantially the form contained in the Plan Supplement.

          1.78 Reorganized Epicus Communications Certificate of Incorporation means the amended and restated certificate of incorporation of Reorganized Epicus Communications, which shall be in substantially the form contained in the Plan Supplement.

          1.79 Schedules means the schedules of assets and liabilities, the lists of holders of Equity Interests, and the statements of financial affairs filed by the Debtor pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto filed with the Bankruptcy Court through and including the Confirmation Date.

          1.80 - Secured Claim means any Claim (i) to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (ii) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

          1.81 Stock Bonus Plan shall mean that certain plan sponsored by Epicus and/or Epicus Communications which awards its employees and others stock in Epicus Communications as part of their compensation.

          1.82 Subsidiary means (i) any corporation, association, or other business entity of which more than fifty (50%) percent of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by Epicus Communications or one or more of the other Subsidiaries of Epicus Communications.

          1.83 Tariff Services means telecommunications services required to be provided by an Access Provider pursuant to a tariff filed by such Access
Provider with. the Federal Communications Commission or a relevant state commission. For purposes of the Plan, the obligation of an Access Provider to provide Tariff Services does not arise under an executory contract, except to the extent services are provided pursuant to the Interconnection Agreement.

          1.84 Tax Code means the Internal Revenue Code of 1986, as amended.

          1.85 Tax or Taxes shall mean any federal, state, county, local, foreign and other income, profits, gains, net worth, sales and use, ad valorem, gross receipts, business and occupation, license, estimated, stamp, custom duties, occupation, property (real or personal), franchise, capital stock, license, excise, value added, payroll, employees, income withholding, social security, unemployment or other tax,' any penalty, addition to tax and interest on the foregoing:

          1.86 Transfer Tax or Transfer Taxes shall mean any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

          Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words, "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not :defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II

       TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
       ------------------------------------------------------------------

          2.01  Administrative  Expense Claims  Against  Epicus  Communications:
Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim against Epicus Communications agrees to a less favorable treatment, each holder of such Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Claim on the later of the Effective Date and the date such Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession, or adjustments stemming from post-confirmation annual "true ups" conducted by The Universal Service Administrative Company ("USAC") or post-confirmation amendments to revenue reports submitted by the Debtors to USAC, regardless of the revenue period at issue, shall be paid in full and, performed by Reorganized Epicus Communications in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. Furthermore, except as otherwise ordered by the Bankruptcy Court, all entities seeking an award by the Bankruptcy Court of an Administrative Expense Claim against Epicus Communications shall (i) file said Claim no later than the date that is thirty
(30) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if such Claim is allowed it shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (A) on the date such Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (B) upon such other terms as may be mutually agreed upon between the holder of such Claim and Reorganized Epicus Communications.

          2.02 Administrative Expense Claims Against Epicus. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim against Epicus agrees to a less favorable treatment, each holder of such Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Claim on the later of the Effective Date and the date such Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in
Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession, or adjustments stemming from post-confirmation annual "true ups" conducted by USAC or post-confirmation amendments to revenue reports submitted by the Debtors to USAC, regardless of the revenue period at issue, shall be paid in full and performed by Reorganized Epicus Communications in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. Furthermore, except as otherwise ordered by the Bankruptcy Court, all - entities seeking an award by the Bankruptcy Court of an Administrative Expense Claim against Epicus shall (i) file said Claim no later than the date that is thirty (30) days after the Effective Date or such other date as maybe fixed by the Bankruptcy Court and
(ii) if such Claim is allowed it shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (A) on the date such Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (B) upon such other terms as may be mutually agreed upon between the holder of such Claim and Reorganized Epicus Communications:


          2.03 Professional Compensation and Reimbursement Claims. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered or costs incurred through and including the Effective Date shall file and their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date no later than 20 days prior to the Confirmation hearing, subject to amendments for any periods of time subsequent to the application period, unless otherwise. ordered by the Bankruptcy Court. If such professional or other entity is granted an award by the Bankruptcy Court, such professional or other entity shall be paid in full in the amount of its Allowed Claim on the earlier date of: (i) the date on which such Claim becomes an Allowed Administrative Expense Claim; (ii) such other date as may be fixed by the Court; or (iii) such other date as may be mutually agreed upon between such holder of an Allowed Administrative Expense and Reorganized Epicus Communications.

          To the extent any professionals render services or incur costs subsequent to the Confirmation Hearing for the benefit of the Debtors or Reorganized Epicus Communications, as the case may be, regardless of whether it is before or after the Effective Date, the Debtors or Reorganized Epicus Communications, as the case may be, shall be responsible for paying such fees or reimbursing such costs within 30, days of a professional submitting an invoice to Reorganized Epicus Communications. If a professional or Reorganized Epicus Communications has a ;dispute with regard to such fees or costs, either party may petition the Bankruptcy Court for relief, which court retains exclusive jurisdiction to resolve any such dispute. In the event that either party petitions the Bankruptcy Court for relief, the Debtors' or Reorganized Epicus Communication's obligation, as the case may be, to comply with the 30 day payment requirement, is stayed until order of the Bankruptcy Court or agreement between the parties. Notwithstanding anything herein to the contrary, Reorganized Epicus Communications shall not be responsible for any fees or costs of professionals of the Committee for services rendered or costs incurred subsequent to the Effective Date or the professionals employed by, the Plan Trustee.


          2.04 United States Trustee's Fees. On the Effective Date, the Debtors shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. ss. 1930(a)(6), and simultaneously provide to the United States Trustee an appropriate Affidavit indicating cash disbursements for all relevant periods; notwithstanding anything contained in the Plan to the contrary, the Reorganized Epicus Communications or the Plan Trust, as applicable, shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. ss. 1930(a)(6), based on all post-confirmation disbursements made by the Plan Trust and/or Reorganized Epicus Communications for post-confirmation periods within the time periods set forth n 28 U.S.C. ss. 1930(a)(6), until the earlier of the closing of these cases by the issuance of a Final Decree by the Bankruptcy Court, or upon entry of an order of this Bankruptcy Court dismissing these cases, or converting these cases to another chapter under the United States Bankruptcy Code, and the Plan Trustee shall provide to the United States Trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating disbursement for the relevant periods.

                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

     Claims, other than Administrative Expense Claims, are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:

Class       Designation                                 Impairment     Entitled to Vote
-----       -----------                                 ----------     ----------------
Class 1     BellSouth Secured Claim                     Impaired       Yes
Class 2     Other Secured Claims                        Impaired       Yes
Class 3     NIR Group Debenture Claims                  Impaired       Yes
Class 4     Priori Claims -Epicus Communications        Impaired       Yes
Class 5     Priori Claims - Epicus                      Impaired       Yes
Class 6     Convenience Claims -                        Unimpaired     No (deemed to accept)
            Epicus Communications
Class 7     Convenience Claims - Epicus                 Unimpaired     No deemed to accept)
Class 8     General Unsecured Claims -                  Impaired       Yes
            Epicus Communications
Class 9     General Unsecured Claims - Epicus           Impaired       Yes
Class 10    Insider Subordinated Debt Claims            Impaired       Yes
Class 11    Epicus Communications_Equity Interests __   Impaired       Yes
Class 12                                                Impaired       No deemed to reject)
Class 13   _                                            Impaired       Yes
            IRS Secured Claim

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

          4.01 CLASS I - BELLSOUTH SECURED CLAIM. .

          (a) Description: Class I is comprised of the Allowed Secured Claim held by Be1lSouth in the amount of $1,929,396:96 (the "BellSouth Cure Claim"), secured solely by its lien on the Epicus Collateral.

          (b) Impairment and Voting. Class I is impaired by(,) the Plan, and is entitled to vote to accept or reject me Plan.

          (c) Distributions/Reinstatement of Lien. On the Effective Date, Be1lSouth Shall receive (i) a cash payment in the amount of $1,278,000 and (ii) application of the deposit in the amount of $322,695 toward payment of the BellSouth Cure Claim. Following the Effective Date, the remaining balance due on the ' Be1lSouth Cure Claim (i.e. (328,701) shall be paid over the next twelve months subsequent to the Effective Date, with interest at the rate of 8%, in equal monthly payments (1$28ss.911& Be1lSouth shall retain in lien upon the Epicus Collateral until the balance of the Be1lSouth Cure Claim is paid in fall and the Post Petition Deposit (defined in Section 9.06(c) of the Plan) equals two months of estimated billings, at which time Be1lSouth shall release its lien upon the Epicus Collateral.

          4.02 CLASS 2 - OTHER SECURED CLAIMS.

          (a) Description. Class 2 is comprised of all Secured Claims other than the BellSouth Secured Claim as set forth in Class 1, the NIR Group Debenture Claims as set forth in Class 3 and the IRS Secured Claim as set forth in Class 13.

          (b) Impairment and Voting. Class 2 is impaired by the Plan and is entitled to vote to accept or reject the Plan.

          (c) Distributions/Reinstatement. Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of
(i) 10 business days after the Effective Date and the date on which such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as practicable; or (ii) such other date as may be fixed by the Bankruptcy Court whether fixed before or after the relevant date above, each holder of an Allowed Other Secured Claim shall receive, at Reorganized Epicus

Communications' sole option, in full and final satisfaction of such Allowed Other Secured Claim the following: (x) the Collateral securing such Allowed Other Secured Claim; (y) Cash from Reorganized Epicus Communications in the amount of the Allowed Other Secured Claim; or (z) monthly principal payments over a term of thirty-six months with interest at me rate of 4 % per annum: Each holder of an Allowed Other Secured Claim shall retain any security interests held as of the Petition Date until such Allowed Other Secured Claim is paid in full.

          413 CLASS 3 -NIR GROUP DEBENTURE CLAIMS.

          (a) Description. Class 3 is comprised of the Allowed NIR Group Debenture Claims. The NIR Group Debenture Claims are secured by a lien upon the NIR Group Collateral.

          (b) Impairment and Voting. Class 3 is impaired by the Plan and is entitled to vote to accept or reject the Plan;

          (c) Distributions/Reinstatement. On the Effective Date, the Old Debentures and the accompanying registration rights agreement shall be reinstated, pursuant to the terms of the Old Debenture Documents, as may be modified by any post-Effective Date amendments by The NIR Group and Reorganized Epicus Communications. The NIR Group shall retain, and to the extent necessary be granted, alien upon the NIR Group Collateral and the Epicus Collateral, subject only to the lien of BellSouth upon the Epicus Collateral described in
Section 4.01 of the Plan, and the liens of holders of Allowed Other Secured Claims described in Section 4.02 of the Plan, until the Allowed NIR Group Debenture Claims are paid in full.

          4.04 CLASS 4 - PRIORITY CLAIMS - EPICUS COMMUNICATIONS.

          (a) Description. Class 4 is comprised of Allowed Priority Claims against Epicus Communications, entitled to priority under section 507(a) of the Bankruptcy Code, other than Administrative Expense Claims.

          (b) Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed Priority Claim against Epicus Communications is entitled to vote to acceptor reject the Plan.

          (c) Distributions. Except to the extent that a holder of an Allowed Priority Claim against Epicus Communications has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, on the later of (i) 10 business days after the Effective Date and the date on which such Allowed Priority Claim against Epicus Communications becomes an Allowed Claim, or as soon thereafter as practicable; or (ii) such other date as may be fixed by the Bankruptcy Court whether fixed before or after the relevant date above, each holder of an Allowed Priority Claim against Epicus Communications, if any, shall receive, at Reorganized Epicus Communications' sole option, the following: (x) Cash from Reorganized Epicus Communications in the amount of such Allowed Claim;
(y) with respect to a claim of a kind specified in section 507(a)(~), 507(a)(4), 507(a)(5), 507(a)(6) or 5.07(a)(7), deferred Cash payments, of a value, as of the Effective Date, equal to the amount of such Allowed Claim; or (z) with respect to a claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, Cash payments, over a period not exceeding six years after the date of assessment of such Allowed Claim, of a value, as of the Effective Date, equal to amount of such Allowed Claim.

                  (d) Effect of Payment. Upon the payment of the Class 4 Allowed Priority Claims against Epicus Communications, no person holding or that could hold a Class 4 Claim against Epicus Communications shall have a claim against the Debtor inasmuch as any such liability shall be deemed discharged.

                  4.05       CLASS 5 - PRIORITY CLAIMS - EPICUS

                  (a) Description. Class 5 is comprised of Allowed Priority Claims against Epicus, entitled to priority under section 507(a) of the Bankruptcy Code, other than Administrative Expense Claims.

                  (b) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Allowed Priority Claim against Epicus is entitled to vote to accept or reject the Plan.

          (c) Distributions. Except to the extent that a holder of an Allowed Priority. Claim against Epicus has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Claim against Epicus, if any, shall receive its Pro Rata share of the Plan Trust Assets (excluding the Haryman Payment, the NIR Group Payment, the proceeds of the Avoidance Actions and 7.5% of the Newly Authorized Capital Stock of Reorganized Epicus Communications), and in the event that Allowed Claims in Class 5 are paid in full, the remaining balance of the Plan Trust Assets shall be distributed Pro Rata to the holders of Allowed Claims in Class 9.

          (d) Effect of Payment. Upon the payment of the Class 5 Allowed Priority Claim against Epicus, no person holding or that could hold ,a Class 5 Claim against Epicus shall have a claim against the Debtor inasmuch as any' such liability shall be deemed discharged.

          4.06 CLASS 6 - CONVENIENCE CLAIMS - EPICUS COMMUNICATIONS.

          (a) Description. Class 6 is comprised of Allowed Convenience Claims against Epicus Communications.

          (b) Impairment and Voting . Class 6 is unimpaired by the Plan. Each holder of an Allowed Convenience Claims against Epicus Communications is not entitled to vote to accept or reject the Plan.

          (c) Distributions. Each holder of an Allowed Convenience Claims against Epicus Communications shall receive Cash in an amount equal to the lesser of (i) its Allowed Claim or (ii) one thousand ($1,000) dollars, in full and complete satisfaction of such Allowed Claim.

          4.07 CLASS 7 -CONVENIENCE-CLAIMS _-_EPICUS.

          (a) Description. Class 7 is comprised of Allowed Convenience Claims against Epicus.

          (b) Impairment and Voting. Class 7 is unimpaired by the Plan. Each holder of an Allowed Convenience Claims against Epicus is not entitled to vote to accept or reject the Plan.

          (c) Distributions. Each holder of an Allowed Convenience Claims against Epicus shall receive Cash in an amount equal to the lesser of (i) its Allowed Claim or (ii) one thousand ($1,000) dollars, in full and complete satisfaction of such Allowed Claim.

        4.08 CLASS 8 - GENERAL UNSECURED CLAIMS - EPICUS COMMUNICATIONS.

          (a)  Description.  Class 8 is  comprised  of the  holders  of  Allowed
General   Unsecured   Claims   against   Epicus   Communications,   other   than
Administrative Expenses and Claims and Interests in Classes 1-7 and 9-13.

          (b) Impairment and Voting: Class 8 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim against Epicus Communications is entitled to vote to accept or' reject the Plan.

          (c) Distributions. Except to the extent that a holder of an Allowed General Unsecured Claim against Epicus Communications has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed General Unsecured Claim against Epicus Communications, if any, shall receive its Pro Rata share of the balance remaining of the Old Equity Payment after the Allowed Claims in Class 4 are paid in full.

          (d) Effect of Payment. Upon the payment of the Class 8 Allowed General Unsecured Claims against Epicus Communications, no person holding or that could hold a Class 8 General Unsecured Claim against Epicus Communications shall have a claim against the Debtor inasmuch as any such liability shall be deemed discharged.

          4.09 CLASS 9 - GENERAL UNSECURED CLAIMS - EPICUS.

          (a) Description: Class 9 is comprised of the holders of Allowed General Unsecured Claims against Epicus, other than Administrative Expenses and Claims and Interests in Classes 1-8 and 10-13.

          (b) Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim against Epicus is entitled to vote to accept or reject the Plan.

          (c) Distributions. Except to the extent that a holder of an Allowed General Unsecured Claim against Epicus has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, the Plan Trustee shall pay the holders of Allowed Claims in Class 9 their Pro Rata share of the Haryman Payment, the NIR Group Payment and the monies realized from the Avoidance Actions, and in the event that Allowed Claims in Class 5 are paid in full, the remaining balance of the Plan Trust Assets shall be paid Pro Rata to the holders of Allowed Claims in Class 9. In addition, the holders of Allowed Claims in Class 9 shall receive their Pro Rata share of 7.5 % o of the Newly Authorized Capital Stock of Reorganized Epicus Communications.

          (d) Effect of Payment. Upon the payment of the Class 9 Allowed General Unsecured Claims against Epicus, no person holding or that could hold a Class 9 General Unsecured Claim against Epicus shall have a claim against the Debtor inasmuch as any such liability shall be deemed discharged.


          4.10 CLASS 10 -INSIDER SUBORDINATED DEBT CLAIMS.

          (a) - Description. Class 10 is comprised of Insider Subordinated Debt Claims of Gerard Haryman, Thomas Donaldson and Aptek.

          (b) Impairment and Voting. Class 10 is impaired by the Plan. Each holder of an Allowed Insider Subordinated Debt Claim is entitled to vote to accept or reject the Plan.

          (c) Distributions.  On the Effective Date, or as soon thereafter as is
- practicable, each holder of an Allowed Insider Subordinated Debt Claim shall receive on account of such claim the shares of Newly Authorized Capital Stock of Reorganized Epicus Communications as provided for in Section 4.11(e)(ii) below. Because holders of senior Allowed General Unsecured Claims against Epicus Communications in Class 8 will likely not be paid in full, the distribution to be received by the holders of Class 10 Insider Subordinated Debt Claims is in exchange for new value represented by the Old Equity Payment.

4.11           CLASS 11 - EPICUS COMMUNICATIONS EQUITY INTERESTS.
               --------------------------------------------------

          (a) Description. Class l 1 is comprised of Equity Interests in Epicus Communications.

          (b) Impairment and Voting. Class 11 is impaired by the Plan. Each holder of an Equity Interest constituting Old Equity shall be entitled to vote to accept or reject the Plan.

          (c)  Reverse  Stock  Split.   Prior  to  the  Effective  Date,  Epicus
Communications will effect a reverse stock split of its outstanding common stock, par value $0.001 per share, so that following the said reverse stock split, there shall be one share for every one thousand shares - in existence prior to the said reverse stock split:

          (d) Authorization of Newly Authorized Capital. Prior to the Effective Date, immediately following the aforesaid reverse stock split, Epicus Communications will amend its certificate of incorporation to authorize the Newly Authorized Capital that will increase its authorized capital stock to 100,000,000 shares.

          (e) Distribution and Capital Structure. On the Effective Date, or as soon thereafter as is practicable, from the Newly Authorized Capital Stock Reorganized Epicus Communications shall issue shares to effectuate the following capital structure:

               (i) OAA - 52.5%

               (ii) Collectively, the Haryman Parties (including amount received for Old Equity Interests) - 30.4% Parties) - 9.6%

               (iii) Old Equity (exclusive of the Old Equity Interests of the Haryman

               (iv) Class 9 (General Unsecured Claims against Epicus) - 7.5%.

                    4.12 CLASS 12 - EPICUS EQUITY INTERESTS.

                    (a) Description: Class 12 is comprised of the Equity Interests in Epicus. Epicus Communications is the 100% holder of the Equity Interests in Epicus.

                    (b) Impairment and Voting. Class 12 is impaired by the Plan. Because the holder of the Equity Interest in Class 12 will not receive or retain any property under the Plan, pursuant to section 1126(g) of the Bankruptcy Code, such holder is automatically deemed to reject the Plan and need not vote to accept or reject the Plan.

                    (c) Distributions. As of the Effective Date, all Class 12 Epicus Equity Interests shall be extinguished and the holder of such Equity Interests shall be forever precluded and permanently enjoined from asserting directly or indirectly against the Debtors, Reorganized Epicus Communications, The NIR Group or any of their respective successors and assigns or their respective heirs, directors, employees, shareholders, partners, members, agents, representatives, advisors or attorneys, or the properties of any of them, any further Claims, debts, rights, causes of action, remedies, liabilities or Equity Interests based upon any act, omission, document, instrument, transaction or other activity of any kind or nature that occurred prior to the Effective Date. The holder of any canceled Equity Interest shall have no rights arising from or relating to such Equity Interests, or the cancellation thereof, except the rights,' if any, provided in the Plan.

                       4.13 CLASS 13 - IRS SECURED CLAIM.

                    (a) Description. Class 13 is comprised of the Allowed Secured Claim of the

                    (b) Impairment and Voting. Class 13 is impaired by the Plan, and is entitled to vote to accept or reject the Plan.

                    (c) Distributions. Except to the extent that a holder of the Allowed IRS Secured Claim agrees to different treatment, on the later of, (i) 10 business days after the Effective Date and the date on which -such Allowed IRS Secured Claim becomes an Allowed IRS Secured Claim, or as soon thereafter as practicable; or (ii) such other date as may be fixed by the Bankruptcy Court whether fixed before or after the relevant date above, each holder of an Allowed IRS Secured Claim shall receive, at Reorganized Epicus Communications' sole option, in full and final satisfaction of such Allowed IRS Secured Claim the following (x) the Collateral securing such Allowed IRS Secured Claim;
          (y) Cash from Reorganized Epicus Communications in the amount of the Allowed IRS Secured Claim; or (z) monthly principal payments over a terms of one hundred and twenty (120) months, with interest at the rate of 4% per annum. The holder of the Allowed IRS Secured Claim shall retain any security interests held as of the Petition Date until such Allowed IRS Secured Claim is paid in full.

                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

          5.01 Transfer of Assets of Epicus. As a means of implementation of this Plan, as permitted' by section 1123(a)(5)(B) of the Bankruptcy Code, subject to Section 5.02 of the Plan, the other provisions of the Plan and the Confirmation Order, on the Effective Date, Epicus shall convey, assign, transfer and deliver to Reorganized Epicus Communications, and Reorganized Epicus Communications shall acquire and accept all of the right, title and interest in and to all of Epicus' assets, including the right, title and interest being assumed by Epicus in the Assumed Executory Contracts and Leases and assigned to Reorganized Epicus Communications (collectively, the "Transferred Assets").

          5.02 Excluded Assets. The Transferred Assets shall not include any of Epicus' right,, title or interest in or to any of the following (collectively, the "Excluded Assets"):

          (a) Any contracts, leases or agreements, except as specifically assumed as Assumed Executory Contracts and Leases and assigned to Reorganized Epicus Communications pursuant to a Final Order entered by the Bankruptcy Court allowing the assumption and assignment of certain contracts, leases or agreements as part of the Plan;

          (b) All Claims which Epicus may have against any third person with respect to any Excluded Assets or Excluded Liabilities;

          (c) All Excluded Records;

          (d) All Avoidance Actions of Epicus;

          (e) Any insurance policy, insurance claims and proceeds, except for claims and proceeds relating to any of the Transferred Assets and assigned to Reorganized Epicus Communications pursuant to the Confirmation Order and as otherwise provided herein.

          5.03 Excluded Liabilities. Except as otherwise set forth in this Plan, Reorganized Epicus Communications shall not assume, and shall be deemed not to have assumed, any Liabilities, and. Epicus shall be solely and exclusively liable with respect to all Liabilities of Epicus (collectively, the "Excluded Liabilities"), including, but not limited to, those Liabilities set forth below:

          (a) Any Liabilities which arise, whether before, on or after the petition, out of, or in connection with, the Excluded Assets;

          (b) Any Liabilities arising out of, or in connection with, any proceedings or arising out of the ownership and operation of the Transferred Assets or Epicus' business including, without limitation, liability for personal injury to customers, employees, or third parties, whether or not covered by insurance, to the extent that the event or state of facts giving rise to such liability occurs prior to the Effective Date;

          (c) Any Liabilities arising out of or in connection with any indebtedness of Epicus to its lenders or to vendors of goods and services delivered or furnished to Epicus prior to the Effective Date, except as otherwise provided in this Plan;

          (d) Any Liabilities for Epicus' employees arising from Epicus' operation of its business prior to the Effective Date including pension, health insurance claims, workers' compensation claims or liabilities, profit sharing, stock bonus plans or any other employee benefit plans, severance benefits, earned but unpaid salary, accrued but unpaid vacation days, accrued but unpaid medical and dental expenses and other accrued welfare benefits, compensation, or retiree medical and other benefits and obligations; (e) Any Liabilities due to Governmental Entities for income Taxes of Epicus and any other Taxes of Epicus, including, but not limited to, excise taxes and all Taxes attributable to, incurred in connection with or arising out of the collection of accounts receivable and the operation of the Business including those Taxes which are not due or assessed until after the Effective Date but which are attributable to any period (or portion thereof) ending on or before the Effective Date;

          (f) Any real property leases in which Epicus is a lessee or sublessee that have not been assumed by Epicus and assigned to Reorganized Epicus Communications pursuant to a Final Order entered by the Bankruptcy Court as part of the Plan;

          (g) Liabilities related to the termination of employment of employees of Epicus by Epicus, including, but not limited to, any Liability arising under the WARN Act or under any similar provision of any federal, state, regional, foreign, or local Law, rule, or regulation as a consequence of. the transactions contemplated by this Plan;

          (h) Any brokers' or finders' fees or other liability of Epicus for costs and expenses (including fees and expenses relating to professional advisors incurred in connection with this Plan);

          (i) Liabilities for any violation of environmental law, statute, regulation, order, policy, guideline, permit or other legal requirement by Epicus arising prior to the Effective Date; and

               Liabilities for all chemicals and waste located at any real property owned or controlled by Epicus and included in the Transferred Assets on the Effective Date that are not used in the ordinary course of Epicus' business as of the Effective Date..

          5.04 Obligations in Respect of Consents. Epicus-shall be responsible for all expenses, costs or obligations on account of consents required from any third party in connection with this Plan or the transactions contemplated hereby, including Epicus' professional fees incurred in connection with the negotiation and preparation of this Plan and the applications for the Confirmation Order. Reorganized Epicus Communications shall cooperate with Epicus' effort to obtain any such required consents, if any.

          5.05 Assumed Liabilities. Reorganized Epicus Communications shall be responsible for fulfillment of the obligations and the Transferred Assets shall be subject to such Liens and Assumed Liabilities in accordance with and to the extent set forth in the Plan.

          5.06 Transfer of Possession: Certain Deliveries. The transfer of the Transferred Assets shall take place on the Effective Date.

          (a) On the Effective Date, Epicus shall deliver to Reorganized Epicus Communications, or its designated affiliate, a duly executed assignment of the Transferred Assets substantially in the form set forth in Schedule 5.06(A); and all other instruments of conveyance and transfer, in form and substance reasonably acceptable to Reorganized Epicus Communications, as may be necessary to convey the Transferred Assets to Reorganized Epicus Communications or Reorganized Epicus Communications' designee.

          (b) On the Effective Date, Reorganized Epicus Communications shall deliver to Epicus all certificates required by all relevant taxing authorities that are necessary to support any claimed exemption from the imposition of Transfer Taxes; and shall deliver to the Plan Trustee the Epicus Payment pursuant to Section 5.07 of this Plan.

          5.07 Epicus Payment. On the Effective Date, Reorganized Epicus Communications shall transfer the Epicus Payment to the Plan Trustee for Pro Rata distribution to the holders of Allowed Claims in Classes 5 and 9 in accordance with Sections 4.05 and 4.09 of the Plan: 5.08 Employees.

          (a) Epicus shall terminate all of its employees on the Effective Date and shall be responsible for making all severance payments to such employees in respect of such termination and shall comply with all state and federal laws regarding termination of its employees such as the WARN Act. Reorganized Epicus Communications shall not assume or have any obligations or liabilities with respect to such employees or such terminations.

          (b) Reorganized Epicus Communications specifically reserves to itself the right to employ or reject any of Epicus' employees or other applicants in its sole and absolute discretion. Epicus acknowledges and agrees that Reorganized Epicus Communications may interview and discuss employment terms and issues with its employees. Nothing in this Plan shall be construed as a commitment or obligation of Reorganized Epicus Communications to accept for employment, or otherwise continue the employment of, any of Epicus' employees.

          (c) With respect to terminated employees, Epicus shall pay all wages, salaries, commissions, and the cost of all fringe benefits provided to each of its employees which shall have become due for work performed as of and through the day on which such employee is terminated, and Epicus shall collect and pay all taxes in respect of such wages, salaries, commissions and benefits.

          (d) Epicus acknowledges and agrees that Reorganized Epicus Communications is not assuming and shall not have any obligations or liabilities under any Benefit Plan maintained by, or for the benefit of employees of Epicus, including without limitation obligations for severance, accrued benefits, including vacation accrued but not taken as of the Effective Date, pension plan benefits, stock bonus plans or medical coverage.

          5.09 Payment of Transfer Taxes and Tax Filings.

          (a) If any Transfer Taxes are due because of the waiver of such pursuant to section 1146(c) of the Bankruptcy Code and as provided in the Plan, all Transfer Taxes arising out of the transfer of the Transferred Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne by Epicus. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available. Epicus and Reorganized Epicus Communications shall cooperate to timely prepare and file any returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Epicus shall pay such Transfer Taxes and shall file all necessary documentation and returns with respect to such Transfer Taxes when due, and shall promptly following the filing thereof furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to Reorganized Epicus Communications.

          (b) Each parry shall furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Transferred Assets as is reasonably necessary for filing of all Tax returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax return.

          5.10 Utilities. Aside from any amounts that might be owed on utility obligations based upon the Assumed Executory Contracts and Leases, to the extent practicable, the parties shall notify the gas, water, telephone and electric utility companies that Reorganized Epicus Communications shall be responsible for the payment of all obligations incurred therefor after the Effective Date with respect to the Transferred Assets. Epicus shall request the gas, water and electric utility companies to cause meters to be read as of the Effective Date, and Epicus shall be responsible for the payment of all charges for such services incurred and provided through the Effective Date. Epicus shall cause the telephone companies to render a bill for telephone service incurred through the Effective Date, and Epicus shall be responsible for the payment of such bills. In the event that after the Effective Date, any provider of phone, gas, water or electric utilities seeks payment from Reorganized Epicus Communications of unpaid phone, gas, water or electric utilities provided to Epicus prior to the Effective Date, Epicus shall pay such unpaid amounts as promptly as is required (after reasonable notice from Reorganized. Epicus Communications) to avoid any discontinuation of utility service to Reorganized Epicus Communications. To the extent that Reorganized Epicus Communications pays such unpaid amounts, Epicus shall promptly reimburse Reorganized Epicus Communications for the cost of such payments:

          5.11 Proration of Taxes and Certain Charges.

          (a) Except as provided in Section 5.09,' all real property Taxes, if any, personal property Taxes or similar ad valorem obligations levied with respect to the Transferred Assets for any taxable period that includes the day before the Effective Date and ends after the Effective Date, whether imposed or assessed before or after the Effective Date, shall be prorated between Epicus and Reorganized Epicus Communications as of 12:00 P.M. on the Effective Date. If any Taxes subject to proration are paid by Reorganized Epicus Communications, on the one hand, or Epicus, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund).

          (b) Except as provided herein, all installments of special assessments or other charges on or with respect to the Transferred Assets payable by Epicus for any period in which the Effective Date shall occur, including, without limitation, base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Effective Date and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges. or rates shall be prorated as of 12:00 P.M. on the Effective Date. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Effective Date.

          (c) All refunds, reimbursements, installments of base rent, additional rent, license fees, insurance premiums, unexpired license plate and tag fees or other use related revenue receivable by any party to the extent attributable to the operation of the Transferred Assets for any period in which the Effective shall occur shall be prorated so that Epicus shall be entitled to that portion of any such installment applicable to the period up to and including the Effective Date and Reorganized Epicus Communications shall be entitled to that portion of any such installment applicable to any period after the Effective Date, and if Reorganized Epicus Communications or Epicus, as the case may be, shall receive any such payments after the Effective Date, they shall promptly remit to such other party its share of such payments.

          (d) The prorations pursuant to this Section may be calculated after the Effective Date, as each item to be prorated (including without limitation any such Tax, obligation, assessment, charge, refund, reimbursement, rent installment, fee or revenue) accrues or comes due, provided that, in any event, any such proration shall be calculated not later than thirty (30) days after the party requesting proration of any item obtains the information required to calculate such proration of such item.

          5.12 Transfer of Licenses. Epicus shall use reasonable efforts to cooperate with Reorganized Epicus Communications, including executing such documents as Reorganized Epicus Communications shall reasonably request, in order to effectuate the transfer of Licenses to Reorganized Epicus Communications and/or assist Reorganized Epicus Communications in obtaining the issuances of substitute Licenses for the operation of the Transferred Assets.

          5.13 Debtors' Pre-Effective Date Operations. After Confirmation of this Plan and prior to the Effective Date, the Debtors shall operate their businesses in the ordinary course, including but not limited to, paying normal operating expenses, preparing and filing tax returns and statements, preparing and filing necessary forums and statements with the United States Securities and Exchange Commission, collecting accounts receivable and filing U.S. Trustee reports, as debtors in possession with the authority granted them under sections 1107 and 1108 of the Bankruptcy Code and subject only to certain additional restrictions imposed upon the Debtors pursuant to the Plan.

          5.14 SETTLEMENT OF HARYMAN AVOIDANCE ACTION/RELEASES ON THE EFFECTIVE DATE, GERARD HARYMAN, ON BEHALF OF THE HARYMAN PARTIES, SHALL PAY THE HARYMAN PAYMENT TO THE PLAN TRUSTEE, FOR PRO RATA DISTRIBUTION TO THE HOLDERS OF CLASS 9 ALLOWED GENERAL UNSECURED CLAIMS AGAINST EPICUS. UPON PAYMENT OF THE HARYMAN PAYMENT BY GERARD HARYMAN, THE DEBTORS, DEBTORS-IN-POSSESSION, THEIR ESTATES, THE COMMITTEE, BELLSOUTH, THE NIR GROUP, THE PLAN TRUSTEE, THE PLAN TRUST AND REORGANIZED EPICUS COMMUNICATIONS SHALL RELEASE AND WAIVE ANY AND ALL CLAIMS OR CAUSES OF ACTION, KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO THE AVOIDANCE ACTIONS, AGAINST THE HARYMAN PARTIES:

          5.15 Employment Contracts. Notwithstanding Section 5.08, on the Effective Date, Reorganized Epicus Communications shall enter into employment contracts with Gerard Haryman and Thomas Donaldson, substantially in the form contained in Schedule 5.15 to the Plan.

          5.16 Restructuring Transactions. The following transactions shall be effectuated in the` order set forth:

                    (a) Reverse Stock Split. Prior to the Effective Date, Epicus Communications will effect a reverse stock split of its outstanding common stock, par value $0.001 per share, so that following the said reverse stock split, there shall be one share for every one thousand shares in existence prior to the said reverse stock split.

                    (b) Reorganized Epicus Communications Articles of Incorporation and By-Laws. Prior to the Effective Date, immediately following the aforesaid reverse stock split, Epicus Communications will amend its certificate of incorporation to authorize the Newly Authorized Capital that will increase its authorized capital stock to 100,000,000 shares:

                    (c) Old Equity Payment: On the Effective Date, Gerard Haryman, on behalf of -Old Equity, shall pay the Old Equity Payment to Reorganized Epicus Communications for Pro Rata distribution to the holders of Allowed Claims in Class 4 and Class 8, in accordance with Sections 4.04 and 4.08 of the Plan.

                    (d) Issuance of Newly Authorized Capital Stock. Pursuant to the treatment provided for in Section 4.11, on the Effective Date, or as soon thereafter as is practicable, from the Newly Authorized Capital Stock Reorganized Epicus Communications shall issue shares to effectuate the following capital structure:

               (i) OAA - 52.5%


               (ii) Collectively, the Haryman Parties (including amount received for Old Equity Interests) - 3 0:4%

               (iii) Old Equity (exclusive of the Old Equity Interests of the Haryman Parties) - 9.6%


               (iv) Class 9 (General Unsecured Claims against Epicus) - 7.5% o

          5.17 New Debentures. On the Effective Date, Reorganized Epicus Communications shall issue New Debentures to The NIR Group, and shall execute anew debenture agreement and registration rights agreement in the form contained in Schedule 5.17 of the Plan Supplement. Reorganized Epicus Communications shall grant to The NIR Group a first priority lien upon all of the assets owned by Reorganized Epicus Communications, the Epicus Collateral and the NIR Group Collateral, subject only to the lien of BellSouth upon the Epicus Collateral, described in Section 4.01 of the Plan, and the liens of the holders of Allowed Other Secured Claims, described in Section 4.02 of the Plan:

          5.18 Reinstatement of the Old Debentures. On the Effective Date, the Old Debentures and the accompanying registration rights agreement shall be reinstated, pursuant to the terms of the Old Debenture Documents, as may be modified by any post-Effective Date amendments by The NIR Group and Reorganized Epicus Communications. The NIR Group shall retain, and to the extent necessary be granted, a lien upon the NIR Group Collateral and the Epicus Collateral, subject only to the lien of BellSouth upon the Epicus Collateral described in
Section 4.01 of the Plan, and alien upon all assets owned by Reorganized Epicus Communications, subject only to the liens of the holders of Allowed Other Secured Claims, described in Section 4.02 of the Plan, until the Allowed NIR Group Debenture Claims are paid in full.

          5.19 Reimbursement of The NIR Group Expenses. Reorganized Epicus Communications will reimburse The NIR Group for all fees and expenses incurred in connection with the investigation, negotiation and execution of this Plan and all documents associated with the Plan, including without limitation, all amounts owed to OAA.

          5.20 RELEASE OF THE NIR GROUP. ON THE EFFECTIVE DATE, THE NIR GROUP SHALL PAY THE NIR GROUP PAYMENT TO THE PLAN TRUSTEE FOR PRO RATA DISTRIBUTION TO THE HOLDERS OF CLASS 9 ALLOWED GENERAL UNSECURED CLAIMS AGAINST EPICUS CONSIDERATION FOR THE NIR GROUP PAYMENT AND THE PAYMENTS MADE BY THE NIR GROUP TO REORGANIZED EPICUS COMMUNICATIONS IN CONNECTION WITH THE PURCHASE AND SALE OF NEW DEBENTURES, THE DEBTORS, DEBTORS-IN-POSSESSION, THEIR ESTATES, THE COMMITTEE, THE PLAN TRUSTEE, THE PLAN TRUST, REORGANIZED EPICUS COMMUNICATIONS, THE HARYMAN PARTIES AND BELLSOUTH SHALL RELEASE AND WAIVE ANY CLAIMS AND CAUSES OF ACTION, IF ANY, INCLUDING BUT NOT LIMITED TO, AVOIDANCE ACTIONS, AGAINST THE NIR GROUP, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, EMPLOYEES, SHAREHOLDERS, PARTNERS, MEMBERS, AGENTS, REPRESENTATIVES, ADVISORS OR ATTORNEYS INCLUDING, BUT NOT LIMITED TO, OAA.

          5.21 RELEASE OF BELL SOUTH. ON THE EFFECTIVE DATE, THE DEBTORS, THEIR ESTATES, THE COMMITTEE, THE PLAN TRUSTEE, THE PLAN TRUST, REORGANIZED EPICUS COMMUNICATIONS AND THE NIR GROUP SHALL RELEASE AND WAIVE ANY CLAIMS OR CAUSES OF ACTION, IF ANY, INCLUDING, BUT NOT LIMITED TO, AVOIDANCE ACTIONS, AGAINST BELL SOUTH, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, EMPLOYEES, SHAREHOLDERS, PARTNERS, MEMBERS, AGENTS, REPRESENTATIVES, ADVISORS OR ATTORNEYS.

          5.22 Corporate Name Change and Relocation. The Reorganized Epicus Communication Certificate of Incorporation and Reorganized Epicus Communication By-laws shall provide that, prior to or on the Effective Date, Epicus
Communications shall reincorporate as a Delaware corporation. The location of the corporate offices of Reorganized Epicus Communications, on and after the Effective Date, shall be disclosed prior to the Confirmation Hearing.

          . 5.23 Debtor Intercompany Claims. On the Effective Date, the intercompany Claims between and among the Debtors shall be eliminated.

          5.24 Cancellation-of Existing Equity Interests in Subsidiary. On the Effective Date, any document, agreement, or instrument evidencing any Claim or equity interest, other than a Claim or equity interest that is reinstated and rendered unimpaired under the Plan held by a Debtor in any Subsidiary, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtor under such documents, agreements, or instruments evidencing such Claim and equity interests, as the case may be, shall be discharged.

          5.25 Waiver of the Ten (10) Day _Stay. Pursuant to Bankruptcy Rules 3020(e), 6004(g) and 6006(d), the Confirmation Order shall not be stayed, and in the absence of any entity obtaining a stay pending appeal of the Confirmation Order, Epicus and Reorganized Epicus Communications are free to consummate the transactions contemplated by the Plan at any time. In the absence such a stay pending appeal, if Epicus and Reorganized Epicus Communications consummate the transactions contemplated by the Plan, Reorganized Epicus Communications shall be entitled to be found to be a good faith transferee as to the transfer of the Transferred Assets if the Confirmation Order or any authorization contained herein is reversed or modified on appeal.

          5.26 - Funding of Plan Distributions.

          (a) upon the Effective Date, Reorganized Epicus Communications shall transfer to Epicus (or the Plan Trustee), to the extent necessary, Cash, from funds generated from the sale of New Debentures, sufficient to pay, as provided in the Plan, all Administrative Expense Claims, the Administrative Expense Claims of Professionals, Allowed Convenience Claims in Classes 6 and 7, and The NIR Group's fees and expenses as provided in Section 5.19 of the Plan.

          (b) Reorganized Epicus Communications shall pay to BellSouth, from funds generated from the sale of New Debentures, the payments to BellSouth, due on the Effective Date, as provided in Sections 4.01 and 9.06 of the Plan.

          (c) The Old Equity Payment shall be paid by Gerard Haryman to Reorganized Epicus Communications to be distributed to the holders of Allowed Claims in Classes 4 and 8 in accordance with the treatment provided in Sections
4.04 and 4.08 of the Plan.

          (d) The Epicus Payment, the NIR Group Payment and the Haryman Payment shall be paid' to the Plan Trustee to be distributed to the holders of Allowed Claims in Classes 5 and 9 in accordance with the treatment provided in Sections
4.05 and 4.09 of the Plan.

          (e) All available Cash realized from the liquidation of the Excluded Assets shall be maintained by the Plan Trustee for distribution to the holders of Allowed Claims as provided in the Plan and the Plan Trust Agreement in accordance with the treatment provided in Section 4.05 and 4.09 of the Plan.

                                   ARTICLE VI

           ESTABLISHMENT OF PLAN TRUST AND DESIGNATION OF PLAN TRUSTEE

          6.01 Establishment of Plan Trust. Prior to the Effective Date, both Debtors shall

(i) execute the Plan Trust Agreement, in substantially in the form found in the Plan Supplement; in Schedule 6.01(A), (ii) take all other steps necessary or appropriate to establish the Plan Trust, (iii) transfer, deliver and assign to the Plan Trust on behalf of the holders of Allowed Claims in Classes 5 and 9 all of their right, title and interest in the Plan Trust Assets to be distributed in accordance with this Plan. For federal income tax purposes, the beneficiaries of the Plan Trust shall be treated as the grantors of the Plan Trust and deemed to be the owners of the assets of the Plan Trust, and the Debtors will treat the transfer of the assets of the Debtors to the Plan Trust as a deemed transfer to such beneficiaries followed by a deemed transfer by such beneficiaries to the Plan Trust. The costs and expenses incurred by the Plan Trust on and after the Effective Date shall be paid in the ordinary course of business from the Plan Trust Expense Reserve.

          6.02 Purpose of Plan Trust. The Plan Trust, through the Plan Trustee, shall (i) collect and reduce the assets of the Plan Trust to Cash, (ii) make distributions Pro Rata on account of holders of Claims in Classes 5 and 9 under the Plan Trust and in accordance with this Plan and (iii) take all such actions as are reasonably necessary to accomplish the purpose hereof, as more fully provided in the Plan Trust Agreement.

          6.03 ' Powers and Obligations of Plan Trust. In addition to all powers enumerated in the Plan Trust Agreement and in the provisions hereof, from and after the Effective Date, the Plan Trust shall succeed to all of the rights of the Debtors necessary to effectuate the Plan. The Plan Trust shall have the authority without further Bankruptcy Court approval to sell the assets of the Plan Trust, to hire counsel and other advisors, to prosecute and settle objections to Disputed Claims against the Debtors, to pursue causes of action and otherwise to take such other actions as shall be necessary to administer the Debtors' cases and effect the closing of the Debtors' cases.

          6.04 Plan Trustee.

          (a)  Appointment.  Prior to the Confirmation  Date, the Committee,  in
consultation   with  the  Debtors,   shall  nominate  one  or  more  persons  to
individually or jointly serve as the Plan Trustee.

          (b) Service. The Confirmation Order shall provide for the appointment of the Plan Trustee. From and after the Effective Date, the Plan Trustee will continue to serve in accordance with the terms of the Plan Trust Agreement. The Plan Trustee will retain all rights and powers conferred by the Plan Trust Agreement. The Plan Trustee shall also possess such other and further rights and powers as detailed in this Plan and in the Plan Trust Agreement, including, without limitation to those powers and rights conferred by the Plan Trust Agreement, all rights and powers pursuant to section 1123(b)(3)(A) and (B) of the Bankruptcy Code, including the right and power in its reasonable discretion to:

               (i) invest the Plan Trust Assets (including, without limitation, Cash in the reserves) in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under
(I) the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Chapter 11 Cases;

               (ii) calculate and pay all distributions required or permitted to be made under the Plan, the Plan Trust Agreement and/or orders of the Bankruptcy Court;


               (iii) subject to the provisions of this Plan and the Plan Trust Agreement, establish, fund, and/or administer the reserves and such other reserves, accounts and escrows as may be authorized by the Plan Trust Agreement, the Plan or order of he Bankruptcy Court;

               (iv) employ, supervise and compensate professionals and other persons retained to represent the interests of and serve on behalf of the Debtors and waive any conflicts of interest as deemed necessary and appropriate in his discretion; or Epicus; (v) make and file tax returns, if necessary, on behalf of the Plan Trust

               (vi) seek estimation of contingent or unliquidated Claims in Classes 5 and 9 under section 502 (c) of the Bankruptcy Code;

Bankruptcy Code;
(vii) seek determination of tax liability under section 505 of the

               (viii)prosecute, settle, dismiss, abandon or otherwise dispose of any and all the Avoidance Actions transferred to the Plan Trust;

               (ix) perform any and all acts necessary or appropriate for the - conservation and protection of the assets of the Plan Trust;

               (x) exercise all powers and rights, and take all actions contemplated by or provided for in the Plan or Plan Trust Agreement;

               (xi) take any and all other actions necessary or appropriate to implement the Plan Trust;

               (xii) to consider and act on the compromise, settlement or payment of any claim against Epicus;

               (xiii) to exercise all powers and rights accorded by the Bankruptcy Code, including, but not limited to, section 105 of the Bankruptcy Code, and, notwithstanding the applicable law of the state of incorporation of any Debtor, all powers and rights accorded under Florida Law; and

the Epicus case.
(xiv) to prepare and file the final report and motion for final decree in

          (c) Compensation. The Plan Trustee shall be compensated from the Plan Trust Expense Reserve pursuant to the terms of the Plan Trust Agreement, and any agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals retained or utilized by the Plan Trustee (the "Administrator Professionals") shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Plan Trust Expense Reserve. After the Effective Date, the payment of the fees and expenses of the Plan Trustee and the Administrator Professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court. The Plan Trustee shall file with the Bankruptcy Court periodic statements containing a detailed invoice for services performed (a "Statement") and serve the Statement upon any party who filed a Notice of Appearance and any other party requesting service of the Statement. In the event any party in-interest objects to the compensation received by the Plan Trustee as detailed in a Statement, the matter shall be presented to the Bankruptcy Court for determination. Any such objection must be filed with the Bankruptcy Court within twenty (20) days after the filing of the Statement upon which the objection is based. Upon the request of any party in interest or the Plan Trustee, the Bankruptcy Court, after notice and a hearing, may, with the consent of the Plan Trustee, alter the amount, terms, or conditions of the Plan Trustee's compensation. Any successor Plan Trustee shall receive such reasonable compensation and reimbursement of expenses in the same manner for service as the Plan Trustee.

          (d) Indemnification. An indemnification of the Plan Trustee and the Administrator Professionals shall be as set forth in paragraph 8.3 of the Plan Trust Agreement.

          (e) Insurance. The Plan Trustee shall be authorized to obtain all reasonably necessary insurance coverage for himself and the Administrator Professionals.

          6.05 Plan Trust Expense Reserves. On or as soon as practicable after the Effective Date and prior to making any distributions, the Plan Trustee shall set aside, deduct and reserve an amount of Cash in the amount of $15,000, which is the estimated amount of initial plan expenses. The Plan Trust Expense Reserve shall be deposited in a segregated, interest-bearing account in order to fund the fees and expenses of the Plan Trust (including, without limitation, compensation for the Plan Trustee and fees and expenses incurred in connection with the duties and actions of the Plan Trustee (including, without limitation, fees and expenses of legal counsel and accountants)) and to pay insurance, taxes and other expenses arising in the ordinary course of business in maintaining and disposing of the remaining assets. Any Cash remaining in the Plan Trust Expense Reserve prior to the closing of the Chapter 11 Cases shall be distributed to holders of Claims in accordance with the provisions of this Plan.

          6.06 Resignation, Death or Removal of Plan Trustee. The Plan Trustee pray be removed by the Bankruptcy Court upon application for good cause shown. In the event of the resignation, removal, death or incapacity of a Plan Trustee, the Bankruptcy Court shall designate another person to become Plan Trustee and thereupon the successor Plan Trustee, without any further action, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.

          6.07 Preservation of Claims and Causes of Action. On behalf of the Plan Trust, the Plan Trustee shall have the right to prepare, file, pursue, prosecute and settle the Avoidance Actions, whether or not such Avoidance Actions have been asserted or commenced as of the Effective Date, as a representative of the estate pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code appointed for such purpose for the benefit of holders of Allowed Claims and Allowed Interests.

To the extent that certain Avoidance Actions are filed by Epicus and are not resolved prior to the Effective Date, such Avoidance Actions will be transferred to and vet in the Plan Trust pursuant to the terms of the Plan. The Avoidance Actions against those parties listed in the List of Potential Avoidance Actions attached to the Disclosure Statement that will be transferred to and vest in the' Plan Trust pursuant to the terms of the Plan include specifically the following:

                    a. Any and all claims and causes of action, including Avoidance Actions under state or federal law against any and all of the present and former officers, directors, shareholders, principals, employees, agents and affiliates of, and professionals employed by, Epicus and of any affiliates of Epicus, in any way related to, including providing aid and assistance in connection with: (i) the operation, management, funding and fund raising of Epicus, including without limitation, breach of fiduciary duty, negligence, negligent management, fraud, civil theft, civil RICO or conspiracy, conversion, alter ego; misrepresentation, professional malpractice, corporate advantage, theft of corporate opportunities, wasting of corporate assets, equitable subordination of claims, breach of contract and federal statutory claims (including securities law violations), as well as aiding and abetting any of the above; (ii) the sale, transfer, exchange or disposition of any property of Epicus or any of its affiliates, or any preferred stock, common stock or equity or similar interest or securities therein, either prior to or after the Petition Date; or (iii) the conversion, misappropriation of misapplication of property of Epicus or its affiliates or any products or proceeds therefrom.

                    b. Any and all claims and causes of action, including Avoidance Actions, under state or federal law, including federal or state securities laws, against those persons or entities, who participated or had any involvement in, as transferor, transferee, recipient or otherwise, related to the sale, transfer, exchange or disposition of any property of Epicus or any of its affiliates, any preferred stock, common stock, or equity or similar interests or securities in Epicus or its affiliates or the products thereof, including without limitation, under and pursuant to state preference and fraudulent conveyance laws and Sections 542 through 550 of the Bankruptcy Code.

                    c. Any and all claims and causes of action involving or in any way related to the collection of accounts receivables, notes receivables, loans receivables, or other receivables owed to Epicus.

                    d. Any and all claims and causes of action seeking to subordinate, equitably or otherwise Claims filed against the Epicus Estate, onto re-characterize such Claims as equity Interests in Epicus:

IN ADDITION TO THE ABOVE, EPICUS MADE CERTAIN PAYMENTS TO PERSONAL AND ENTITIES BOTH WITHIN THE NINETY (90) DAYS PRIOR TO THE PETITION DATE AND WITHIN ONE (1) YEAR PRIOR TO THE PETITION DATE. ATTACHED TO THE DISCLOSURE STATEMENT ARE LISTS OF THE PAYMENTS MADE WITHIN NINETY (90) DAYS AND ONE (1) YEAR PRIOR TO THE PETITION DATE, RESPECTIVELY. ALL SUCH PERSONS AND ENTITIES MAY BE SUBJECT TO CLAIMS AND CAUSES OF ACTION RELATED TO THE RECOVERY OF SUCH PAYMENTS, INCLUDING CLAIMS AND CAUSES OF ACTIONS UNDER AND PURSUANT TO SECTIONS 542 THROUGH 550 OF THE BANKRUPTCY CODE OR OTHERWISE.

     Lastly, there may be claims and causes of action which currently exist or may subsequently arise that are not set forth specifically herein because of the facts upon which such claims and causes of action rest are not fully or currently known by Epicus. The failure to list any such claims or causes of action is not intended to limit the rights of the Liquidating Trustee to pursue such claims and causes of action at such time as the facts giving rise thereto become fully known: -

     Unless any of the above described claims and causes of action are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or by Final Order of the Bankruptcy Court, all such claims and causes of action are expressly reserved and preserved for later adjudication and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion estoppel (judicial, equitable or otherwise) or laches shall apply touch claims and causes of action upon or after confirmation or consummation of the Plan.

ANY CREDITOR OR PARTY IN INTEREST VOTING ON THE PLAN SHOULD ASSUME IN CONNECTION WITH SUCH VOTE THAT AVOIDANCE ACTIONS EXIST AGAINST SUCH CREDITOR OR PARTY 1N INTEREST AND THAT-EPICUS AND/OR LIQUIDATING TRUSTEE INTEND TO AND SHALL PURSUE SUCH AVOIDANCE ACTIONS.

                                   ARTICLE VII

          PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN

          7.01 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to . vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

          7.02 Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section l 126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 14.08 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

          7.03 Distributions of Cash. Any payment of Cash made pursuant to the Plan or the Plan Trust Agreement shall be made by check drawn on a domestic bank or wire transfer.

          7.04 Timing of Distributions. In the event that any payment, distribution, or act under the Plan or the Plan Trust Agreement is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

          7.05 Distribution Made to Addresses. Subject to Bankruptcy Rule 9010, all distributions under the Plan and Plan Trust to holders of Allowed Claims shall be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Notification Date, unless the Debtors or, on and after' the Effective Date, Reorganized Epicus Communications or Plan Trustee (as applicable), has been notified in writing of a change of address, .including, without limitation, by the timely filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules.

          7.06 Surrender of Instruments. Except to the extent evidenced by electronic entry, as a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must(.) surrender such instrument or note held by it to Reorganized Epicus Communications or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under the Plan. Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Epicus Communications before the first (1st) anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan. Any distribution so forfeited shall become property of Reorganized Epicus Communications.

          7.07 Registration of Newly Authorized Capital Stock and New Notes. Each Registration Rights Holder shall have the right to become a party to the Registration Rights Agreement on the Effective Date. The Registration Rights Agreement shall contain customary terms and conditions in a form reasonably agreed by Reorganized Epicus Communications and the Registration Rights Holders holding a majority of the Newly Authorized Capital Stock.

          7.08 Fractional Shares. No fractional shares of Newly Authorized Capital Stock shall' be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of Newly Authorized Capital Stock that is not a whole number, the actual distribution of shares of Newly Authorized Capital Stock shall be rounded as follows: (i) fractions of one-half (1/z) or greater shall be rounded to the next higher whole number; and (ii) fractions of less than one-half (%z) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of Newly Authorized Capital Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Plan.

          7.09 Unclaimed Distributions. All distributions under the Plan (other than under the Plan Trust Agreement) that are unclaimed for a period of sixty
(60) days after  distribution  thereof shall be deemed unclaimed  property under section 347(b) of the Bankruptcy Code and revested in Reorganized Epicus Communications and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

          7.10 Setoffs. Reorganized Epicus Communications or the Plan Trustee may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any Claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized Epicus Communications or the Plan Trustee of any such Claim the Debtors may have against the holder of such Claim. .

          7.1-1 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan or the Plan Trust Agreement is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

                                  ARTICLE VIII

                     PROCEDURES FOR TREATING DISPUTED CLAIMS

          8.01 Objections to Administrative Expense Claims and Claims. Reorganized Epicus Communications shall be entitled to object to Administrative Expense Claims and Claims. Except as otherwise ordered by the Bankruptcy Court, any objections to Administrative Expense Claims and Claims shall be filed and served in accordance with the Bankruptcy Court's Order approving the Disclosure Statement, or other Order of the Bankruptcy Court.

          8.02 No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

          8.03 Personal Injury Claims. All Personal Injury Claims are Disputed Claims. No distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and. becomes an Allowed Claim. Any Personal Injury Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Chapter, l l Cases, shall be determined and liquidated in the' administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Personal Injury Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be paid as follows: (A) to the extent such liquidated Claim is, in whole or in part, an Insured Claim, the insured portion shall be paid by the applicable insurer pursuant to the provisions of Section 8.05 of the Plan and (B) to the extent any portion of such liquidated Claim is not covered by any of the Debtor's insurance policies, such uninsured portion shall be deemed, to the extent applicable, an Allowed Claim in Class 8 or 9 (as applicable) and treated in accordance with Sections 4.08 and
4.09 of the Plan. Nothing contained in this Section 8.03 shall constitute or be deemed a waiver of any Claim, right, or Cause of Action that the Debtor may have against any person in connection with or arising out of any Personal Injury Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

          8.04 Distributions to Convenience Claims. After such time as a Disputed Convenience Claim becomes Allowed, Reorganized Epicus Communications or Epicus, as the case may be, shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan. Such distributions to holders of Allowed Convenience Claims shall be made on or before the date that is twenty (20) days after the order or judgment of the Bankruptcy Court allowing such Disputed Convenience Claim becomes a Final Order, without any post-Effective Date interest thereon.

          8.05 Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Claim covered by insurance shall be in accordance with the provisions of any applicable insurance policy. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.


          8.06 Resolution of Administrative Expense Claims. On and after the Effective Date, Reorganized Epicus Communications shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Administrative Expense Claims and Claims and compromise, settle, or otherwise resolve Disputed Administrative Expense Claims without approval of the Bankruptcy Court.

                                   ARTICLE IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          9.01 Assumption or Rejection of Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed rejected by the Debtors, as of the Effective Date, except for any executory contracts or unexpired leases (i) that have been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and for which the motion was filed prior to the Confirmation Date, (ii) as to which` a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, (iii) that is specifically designated as a contract or lease to be assumed on Schedule 9.01 (A) (executory contracts) or Schedule 9.01 (B) (unexpired leases), which Schedules shall be contained in the Plan Supplement, or (iv) that is otherwise provided to be assumed pursuant to this Plan; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 9.01 (A) and 9.01 (B) to delete any executory contract or unexpired lease therefrom or add any executory contractor unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Schedules 9.01 (A) and 9.01 (B) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedule 9.01 (A) or 9.01 (B) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

The Assumed Executory Contracts and Leases which are being assumed by Reorganized Epicus Communications in connection with Section 5.01 of this Plan shall be assumed by Epicus and assigned to Reorganized Epicus Communications as of the Effective Date.

          9.02 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365 (a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed and assigned pursuant to
Section 9.01 of the Plan, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume, assume and assign, or reject the unexpired leases specified in Section 9.01 of the Plan through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired leases, and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to
Section 9.01 of the Plan.


          9.03 Inclusiveness. Unless otherwise specified on Schedules 9.01 (A) and 9.01(B), each executory contract and unexpired lease listed or to be listed on Schedules 9.01 (A) and 9.01 (B) shall include modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 9.01 (A) and 9.01(B).

          9.04 Tariff Services. Subject to the terms of any Interconnection Agreement, all Access Providers shall continue to provide without interruption all Tariff Services, specifically including usage-sensitive access services, provided to the Debtors prior to the Effective Date.

          9.05 Cure of Defaults. Except as may otherwise be agreed to by the parties, (including in particular the BellSouth Cure Claim, treatment of which is discussed in Section 9.06 herein) within thirty (30) days after the Effective Date, Reorganized Epicus Communications shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code or pay the same cure amounts in accordance with the terms and conditions agreed upon by and between the party to the executory contract or unexpired lease and Reorganized Epicus Communications. Such agreements can be found in Schedule 9.05 in the Plan Supplement. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of Reorganized Epicus Communications' liability with respect thereto, or as may otherwise be agreed to by the parties.

          9.06 Assumption of BellSouth Interconnection Agreements. On the Effective Date, the Interconnection Agreements shall be assumed by Epicus and assigned to Reorganized Epicus Communications and BellSouth Shall receive (i) a cash payment in the amount of $1,278,000 and' (ii) application of the deposit in the amount of $322,695 toward payment of the BellSouth Cure Claim. Following the Effective Date, the remaining balance due on the BellSouth Cure Claim (ie. $328,701) shall be paid over the next twelve months subsequent to the Effective Date, with interest at the rate of 8%, in equal monthly payments of $28,593.18. In addition, the adequate assurances of future performance under the Interconnection Agreements pursuant to Section 365(b)(1)(C) of the Bankruptcy Code shall consist in their entirety as follows:

          (a) Adequate Protection Payments Through Effective Date. Through the Effective Date, Epicus Communications will make weekly payments of its post-petition obligations (the "Adequate Protection Payments") to BellSouth in the amount of $230,000 or an amount equal to projected monthly billings divided by 4, as determined by a monthly true-up. The Adequate Protection Payments must be received by BellSouth by bank wire transfer on Monday of each week, provided however, that in the event such Adequate Protection Payment is not timely received on each Monday, the payment amount for such week shall increase to the amount of $245,000. The increased payment obligation resulting from each such untimely remittance shall be self-effectuating and shall be payable immediately upon notification from BellSouth of the non-timely receipt of any such Adequate Protection Payment. Notwithstanding the foregoing, there shall be no Adequate Protection Payment due for, the week of May 31, 2005.


          (b) True-up of Adequate Protection Payments. As soon as practicable after the Effective Date, BellSouth shall perform a true-up of the Adequate Protection Payments made to BellSouth under this Section 9.06(a) of the Plan and: the Amended Stipulation for Use of Cash Collateral of BellSouth, as amended and modified. To the extent the total Adequate Protection Payments exceed Epicus Communications' post-petition obligations to BellSouth, the excess amount shall be applied to reduce the BellSouth Cure Claim, thus reducing the balance of the BellSouth Cure Claim to be paid over the twelve months following the Effective Date.

          (c) Post-Petition Deposit. Reorganized Epicus Communications shall pay a deposit equal to twice the projected monthly billings under all active agreements with BellSouth "Post Petition Deposit"). Twenty-five percent (25%) of the Post Petition Deposit shall be paid within six months of the Effective Date. An additional 25% of the Post. Petition Deposit shall be paid within 12 months of the Effective Date. The remaining 50% of the Post Petition Deposit shall be made in twelve equal payments over the subsequent twelve months (i.e., beginning in month 13 after the Effective Date and running through month 24 after the Effective Date). BellSouth shall perform a true-up of Reorganized Epicus Communication's post-Effective Date obligations and the Post Petition Deposit at months 12 and 24 after the Effective Date to determine the adequate amount of the Post-Petition Deposit.

          (d) Post-Effective Date Weekly Payments. After the Effective Date, Reorganized Epicus Communications will make weekly payments of $230,000 (or amounts equal to projected monthly billings divided by 4) (the "Weekly Payments") until the Post Petition Deposit amount held by BellSouth equals two months of estimated billings ("Interim Period''). After the Interim Period, payment terms will be net 30 from bill date for all undisputed and disputed amounts (the "Normal Period"). As soon as practicable after the commencement of the Normal Period, BellSouth shall perform a true-up of the Weekly Payments and Reorganized Epicus Communications Post-Effective Date obligations. To the extent the total Weekly Payments exceed Epicus Communications' post-petition obligations to BellSouth, the excess amount shall be credited to the following month's bill for service to Reorganized Epicus Communications.

          (e)   Consequences   of   Late   Payments.   If   Reorganized   Epicus
Communications defaults on any Weekly Payment, BellSouth shall have, without further notice to Reorganized Epicus Communications, consistent with applicable law, the right to begin the termination of services provided to Reorganized Epicus Communications. If Reorganized Epicus Communications defaults on any payment during the Normal Period, payment for services shall revert back to weekly payments equal to projected monthly billings divided by 4. If Reorganized Epicus Communications subsequently defaults on weekly payments, BellSouth shall have, without further notice to Reorganized Epicus Communications, consistent with applicable law, the right to begin the termination of services provided to Reorganized Epicus Communications.


          (f) Billing Disputes. Reorganized Epicus: Communications shall make all payments to BellSouth for services prior to submitting billing disputes. Any disputed amounts resolved in favor of Reorganized Epicus Communications will be credited to the following month's bill for service to Reorganized Epicus Communications.

          (g) Retention of Lien. After the Effective Date, BellSouth shall retain its lien on, and security interest in all assets of Reorganized Epicus Communications, including proceeds and products, all negotiable instruments including proceeds and products, all accounts receivable including proceeds and products, all inventory, including proceeds and products thereof, in the same priority as existed prepetition, until the Post Petition Deposit equals two months of estimated billings. Reorganized Epicus Communications shall have the right to grant liens on such assets, subordinate to the liens of BellSouth and the NIR Group.

          9.07 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section
9.01 of the Plan must be filed with the Bankruptcy Court and served upon Reorganized Epicus Communications and the Plan Trustee or, on and after the Effective Date no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Schedule 9.01 (A) or 9.01(B). All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates or Reorganized Epicus Communications and its property.

          9.08 Non-Survival of Corporate Reimbursement Obligations. Nothing herein shall be deemed to be an assumption of any prepetition indemnification obligation and any such obligations shall be rejected pursuant to the Plan.

          9.09 Insurance Policies. All of the Debtors' insurance policies and any agreements, documents, or instruments relating thereto, are treated as executory contracts under the Plan. Distributions under the Plan to any holder of an Insured Claim shall be in accordance with the treatment provided under Sections 4.08 or 4.09 of the Plan, respectively. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

          9.10 Compensation and Benefit Programs.  Except as provided in Section
9.01 of the Plan, the Pension Plans and all savings plans, Stock Bonus Plans, retirement plans, health care plans, performance-based incentive plans, retention plans, workers' compensation programs and life, disability, directors and officers liability, and other insurance plans of the Debtors are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed or rejected by the Debtor, as the case may be, in Schedules 9.01 (A) or 9.01(8), in accordance with'' sections 365(a) and 1123(b)(2) of the Bankruptcy Code; provided, however, that such programs shall not be continued for the benefit of, and shall be deemed rejected with respect to, Culpable Individuals.

                                    ARTICLE X

           PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF
                        REORGANIZED EPICUS COMMUNICATIONS

          10.01 General.  On the Effective  Date, the management,  control,  and
operation  of  Reorganized  Epicus   Communications  shall  become  the  general
responsibility of the Board of Directors of Reorganized Epicus Communications:

          10.02 Directors and Officers of Reorganized Epicus Communications.

          (a) Reorganized Epicus Communications Board of Directors. The initial Board of Directors of Reorganized Epicus Communications shall be disclosed not later than ten (10) days prior to the Confirmation Hearing. Each of the members of such initial Board of Directors shall serve in accordance with applicable nonbankruptcy law and the Reorganized Epicus Communications Certificate of Incorporation and Reorganized Epicus Communications By-laws, as the same may be amended from time to time.

          (b) Reorganized Epicus Communications Officers. Gerard Haryman and Thomas Donaldson will be officers of Reorganized Epicus Communications having titles and subject to employment terns set forth in the Employment Contracts contained in the Plan Supplement, Schedule 5.15. Mark Schaftlein will be the Chief Executive Officer of Reorganized Epicus Communications on and after the Effective Date. Such officers shall serve in accordance with applicable nonbankruptcy law, any employment agreement with Reorganized Epicus
Communications, and the Reorganized Epicus Communications Certificate of Incorporation and Reorganized Epicus Communications By-laws, as the same may be amended from time to time.

          10.03 Certificates of Incorporation and Bylaws. The Reorganized Epicus Communications Certificate of Incorporation, and the Reorganized Debtor By-laws shall contain provisions necessary to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law.

          10.04 Authorization and Issuance of New Securities. The issuance of 100,000,000 shares of the Newly Authorized Capital Stock of Reorganized Epicus Communications is hereby authorized without further act or action under applicable law, regulation, order, or rule.

          10.05 Listing of New Common Stock. Reorganized Epicus Communications shall use commercially reasonable efforts to cause the shares of Newly Issued Capital Stock to be listed for trading on or as soon as practicable after the Effective Date.

                                   ARTICLE XI

                             EFFECT OF CONFIRMATION

          11.01 Continued Existence of the Debtors; Vesting of Assets. On the Effective Date, pursuant to sections 1141 (b) and (c) of the Bankruptcy Code, all right, title and interest in all of Epicus' property and assets (excluding the Transferred Assets), including without limitation, all rights and causes of action, whether arising by contract, under the Bankruptcy Code, under the Plan or under other applicable law, including all rights Epicus has under the Plan, and the Plan Trust Assets, shall vest in the Plan Trust, to be administered and disposed of in accordance with the Plan and the Plan Trust Agreement, and the Transferred Assets and all other property and assets of Epicus Communications shall vest in Reorganized Epicus Communications, free and clear of liens, claims and encumbrances, except as provided herein. From and after the Effective Date, Reorganized Epicus Communications may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.


          11.02 Discharge of Claims and Termination of Equity Interests. Except as otherwise provided in the Plan and the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in exchange for and in complete satisfaction, discharge, and release of all existing debts and Claims, of any kind, nature, or description whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and the Equity Interests in the Debtors shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against Reorganized Epicus Communications or any of its assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

          11.03 Discharge of Debtors. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

          11.04 INJUNCTION.' EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE CONFIRMATION ORDER, OR A SEPARATE ORDER OF THE BANKRUPTCY COURT, ALL ENTITIES WHO HAVE HELD,' HOLD OR MAY HOLD CLAIMS AGAINST OR EQUITY INTEREST IN THE DEBTORS AND OTHER PARTIES IN INTEREST, ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, OR PRINCIPALS, ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, FROM (i) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE DEBTORS OR REORGANIZED EPICUS COMMUNICATIONS WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST, (ii) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTORS OR REORGANIZED EPICUS COMMUNICATIONS ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST (iii) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS OR REORGANIZED EPICUS COMMUNICATIONS ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST, (iv) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY CLAIMS AND CAUSES OF ACTION WHICH ARE EXTINGUISHED OR RELEASED PURSUANT TO THE PLAN, AND (v) TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN.


          11.05 SECTION 105 RELIEF. CONFIRMATION OF THE PLAN AND PAYMENTS UNDER THE PLAN SHALL ENJOIN ALL CLAIMANTS FROM COMMENCING OR CONTINUING ANY ACTION OR OTHER PROCEEDING OR EXERCISING ANY EFFORTS TO COLLECT ANY OBLIGATIONS, INCLUDING ATTACHMENT OR OTHER MEANS OF ENFORCEMENT OR COLLECTION AGAINST THE RELEASED PARTIES OR THEIR. PROPERTIES IN CONNECTION WITH THE RELEASED PARTIES' PERSONAL LIABILITY FOR CLAIMS AGAINST THE DEBTORS, WHICH CLAIMS HAVE BEEN PROVIDED FOR THROUGH THE PLAN.

          11.06 TERM OF INJUNCTIONS OR STAYS. UNLESS OTHERWISE PROVIDED IN THE PLAN, THE CONFIRMATION ORDER, OR A SEPARATE ORDER OF THE BANKRUPTCY COURT, ALL INJUNCTIONS OR STAYS ARISING UNDER OR ENTERED DURING THE CHAPTER 11 CASES UNDER
SECTION 105 OR 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE LATER OF THE EFFECTIVE DATE AND THE DATE INDICATED IN SUCH APPLICABLE ORDER. .

          11.07 EXCULPATION. NONE OF THE DEBTORS, REORGANIZED EPICUS COMMUNICATIONS, THE NIR GROUP, THE COMMITTEE, THE PLAN TRUSTEE OR BELLSOUTH, OR THEIR RESPECTIVE PROFESSIONALS SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER OF A CLAIM OR EQUITY INTEREST FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATED TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR WILLFUL MISCONDUCT, GROSS NEGLIGENCE, CRIMINAL CONDUCT, MISUSE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES, OR ULTRA TARES ACTS AND, IN ALL RESPECTS, THE DEBTORS, REORGANIZED EPICUS COMMUNICATIONS, THE NIR GROUP, THE COMMITTEE, THE PLAN TRUSTEE OR BELLSOUTH SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN. NOTHING IN THIS
SECTION 11.06 SHALL LIMIT THE LIABILITY OF THE PROFESSIONALS OF THE DEBTORS, REORGANIZED EPICUS COMMUNICATIONS, THE NIR GROUP, THE COMMITTEE, THE PLAN TRUSTEE OR BELLSOUTH TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR 1.2 OF THE CODE OF PROFESSIONAL RESPONSIBILITY.

          11.08 Avoidance Actions. From and after the Effective Date and transfer of the Avoidance Actions into the Plan Trust, the Plan Trustee shall have the right to prosecute any avoidance actions under sections 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession.

          11.09 Retention of Causes of Action/Reservation of Rights.

          (a) Except as specifically provided for herein, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors or Reorganized Epicus Communications may have or which Reorganized, Epicus Communications may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, Reorganized Epicus Communications, its officers, directors, or representatives, (ii) the turnover of any property of the Debtors' estates, and (iii) Causes of Action against current or former directors, officers, professionals, agents, financial advisors, underwriters, lenders, or auditors relating to acts or omissions occurring prior to the Commencement Date:

          (b) Except as specifically provided for herein, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan. Reorganized Epicus Communications shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other, legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Chapter 11 Case had not been commenced, and all of Reorganized Epicus Communications' legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

          (c) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE FOREGOING RELEASES AND INJUNCTIONS SHALL NOT PROHIBIT OR IMPAIR THE RIGHTS OF ANY PARTIES TO COMMENCE OR PURSUE ACTIONS BASED ON FRAUD OR VIOLATIONS OF APPLICABLE SECURITIES LAWS.

                                   ARTICLE XII

                   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

          12.01 Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to
Section 12.03 of the Plan:

          (a) The Plan shall have been confirmed as to both Debtors, and the Confirmation Order, in substantially the form found in the Plan Supplement,
Schedule 12.01, shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be an appeal, stay, or injunction in effect with respect thereto;

          (b) The Reorganized Epicus Communications Certificate of Incorporation and the Reorganized Epicus Communications By-laws shall be in a form and substance reasonably acceptable to the Debtors and The NIR Group;

          (c) All actions, documents, and agreements necessary to implement the Plan shall have been effected or executed;

          (d)  Reorganized  Epicus  Communications.   shall  have  received  all
authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement the Plan and that are required by law, regulation, or order;

          (e) The New Debentures to be purchased by The NIR Group shall be in a form and substance acceptable to The NIR Group;

          (f) Epicus and Reorganized Epicus Communications shall have performed all of the actions necessary to effectuate the transactions described in Section
5.01 of this Plan.

          12.02 Failure of Conditions. In the event that one or more of the conditions specified in Section 12.01 of the Plan have not occurred on or before one hundred twenty (120) days after the Confirmation Date, (i) the Confirmation Order shall be vacated, (ii) no distributions under the Plan shall be made,
(iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iv) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

          12.03 Waiver of Conditions. Debtors, to the extent not prohibited by applicable law, may waive one (1) or more of the conditions precedent to effectiveness of the Plan set forth in Section 12.01 of the Plan; provided, however, that: the Debtors may not waive any condition set forth in Section
12.01 without the approval of The NIR Group.

          12.04 -Effective Date.- All rights and obligations under the Plan will only become effective upon occurrence of the Effective Date. To the extent any other provision of the Plan may be deemed to conflict with this provision, this provision shall be controlling. In the event the Effective Date does not occur, then the Plan shall be deemed null and void in its entirety and the Debtors shall remain under the jurisdiction of the Court in all respects as though -the Plan had not been filed and/or the Confirmation Order had not been entered. In such event, nothing in the Plan or Confirmation Order shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any person in any further proceedings involving the Debtors, and none of the transactions contemplated pursuant to the Plan shall be implemented, and none of the substantive rights of any person shall be modified in any manner set forth in the Plan.


                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

          13.01 The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;

          (b)  To  hear  and  determine  any  and  all  adversary   proceedings,
applications, and contested matters;

Claims;
(c) To hear and determine any objection to Administrative Expense Claims or

          (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

          (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          (f) To consider any amendments to, or modifications of, the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (g) To hear and determine all applications for compensation and' reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

          (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

          (i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;


          U)

wherever located;
To recover all assets of the Debtors and property of the Debtors' estates,

          (k) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

          (l) To resolve any Disputed Claims;

          (m) To determine the scope of any discharge of any Debtors under the Plan or the Bankruptcy Code;

          (n) To hear any other matter not inconsistent with the Bankruptcy Code; and

          (o) To enter a final decree closing the Chapter 11Cases.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

          14.01 Effectuating Documents and Further Transactions. Debtors and Reorganized Epicus Communications are authorized to execute, deliver, file, or record such contracts, instruments, releases,. indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

          14.02 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtors or Reorganized Epicus Communications, including, without limitation, (i) the authorization to issue or cause to be issued the New Common Stock, (ii) the effectiveness of Reorganized Debtor Certificate of Incorporation, and Reorganized Epicus Communications By-laws, (iii) all restructuring transactions effectuated pursuant to the Plan, (iv) the election or appointment, as the case may be, of directors and officers of Reorganized Epicus Communications, (v) the authorization and approval of the Registration Rights Agreement, and (vi) the qualification of Reorganized Epicus

Communications as a foreign corporation wherever the conduct of business by Reorganized Epicus Communications requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and Reorganized Epicus Communications are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Epicus Communications. On the Effective Date, or as soon thereafter as is practicable, Reorganized Epicus Communications shall, if required, file its amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) incorporated, in accordance with the applicable general corporation law of `that state.


          14.03 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or Reorganized Epicus Communications, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

          14.04 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code; the. issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the transfers effectuated under the Plan, the sale by the Debtors of owned property pursuant to the Sale Transaction, and the assumption, assignment, and sale by tine Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

          14.05 Post-Effective Date Fees and Expenses. From and after the Effective Date, Reorganized Epicus Communications shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by Reorganized Epicus Communications, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

          14.06 Dissolution of the Committee. The Committee shall terminate on the Effective Date, except that the Committee may evaluate, object to (if necessary), and appear at the hearing to consider applications for final allowances of compensation and reimbursement. of expenses, including applications for compensation or reimbursement under section 503 of the Bankruptcy Code, and support or prosecute any objections to such applications, if appropriate. The post-Effective Date professional fees of the Committee for the services set forth in the preceding sentence shall be paid pursuant to the
Plan:

          14.07 Plan Supplement. The Reorganized Epicus Communications Certificate of Incorporation, Reorganized Epicus Communications' By-laws,
Schedule 5.06(A) referred to in Section 5.06 of the Plan, Schedule 5.15 referred to in Section 5.15 of the Plan, Schedule 5.17 referred to in Section 5.17 of the Plan, Schedule 6.01 referred to in Section 6.01 of the Plan, Schedules 9.01 (A) and 9.01(B) referred to in Section 9.01 of the Plan, Schedule 9.05 referred to in Section 9:05 of the Plan, Schedule 12.01 referred to in Section 12.01 of the Plan, the Registration Rights Agreement and any other appropriate documents shall be contained in the Plan Supplement and filed with the Clerk of the

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


Bankruptcy Court at least ten (10) days prior to the last day upon which holders of Claims may vote to accept or reject the Plan; provided, however, that the Debtors may amend (A) Schedules 9.01 (A) and 9.01 (B) through and including the Confirmation Date and (B) each of the other documents contained in the Plan Supplement, through and including the Effective Date in a manner consistent with the Plan and Disclosure Statement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement.


          14.08 Amendment or Modification of the Plan. Alterations, amendments, or modifications of onto the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such holder. Notwithstanding the foregoing, neither the Debtors nor any other party may modify or increase or decrease the aggregate number of shares of Newly Issued Capital Stock projected to be distributed pursuant to Article V of the Plan between the Confirmation Date and the Effective Date.

          14.09 Revocation or Withdrawal of the Plan. The Debtors, only with the consent of The NIR Group, may withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

          14.10 Severability. If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or, interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

          14.11 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibitor schedule hereto or in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

          14.12 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims -and Equity Interests; and their respective successors and assigns, including, without limitation, Reorganized Epicus Communications.

          14.13 Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

          14.14 Notices. All notices; requests, and demands to or upon the Debtor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when -actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

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


                                       Reorganized Epicus Communications, Inc
                                       61 Crescent Executive Court, #300
                                       Lake Mary, Florida 32746

                                                -and-

                                       Robert Furr
                                       Alvin S. Goldstein
                                       FURR & COHEN, P.A.
                                       One Boca Place
                                       Suite 337W
                                       2255 Glades Road
                                       Boca Raton, Florida 33431
                                       Telephone:  (561) 395-0500
                                       Facsimile:  (561) 338-7532

                                                -and-

                                       Ocean Avenue Advisors, LLC
                                       Attention: Mark Schaftlein
                                       2361 Campus Drive, Suite 101
                                       Irvine, California  92612
                                       Telephone: (949) 833-9001
                                       Facsimile: (949) 833-8211

Dated: West Palm Beach, Florida
         ______________, 2005
                                               Respectfully submitted,

                                               Epicus Communications Group, Inc.
                                               and Epicus, Inc.

                                               By: /s/ Gerard Haryman
                                                  ------------------------------
                                                  Gerard Haryman,
                                                  President of Epicus
                                                  Communications Group, Inc.
                                                  and Epicus, Inc.

Counsel:

Robert Furr
Alvin S. Goldstein
FURR & COHEN, P.A.
One Boca Place
Suite 337W
2255 Glades Road
Boca Raton, Florida 33431
Telephone:  (561) 395-0500
Facsimile:  (561) 338-7532


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